Exhibit 1.1
                                                                     -----------

                                Equity One, Inc.

                                  $200,000,000

                                 Debt Securities

                             Underwriting Agreement



                                 March 23, 2004

Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
  As Representatives of the
  Several Underwriters

Ladies and Gentlemen:

     Equity One, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), and each of its Subsidiaries (as defined below) named in the Prospectus (as defined below) as a Guarantor (each a "Guarantor" and collectively, the "Guarantors"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom the Underwriters named as Representatives on Schedule I (the "Representatives") are acting as representatives, the principal amount of its debt securities identified on
Schedule I hereto (the "Securities") to be issued under an Indenture, dated as of September 9, 1998 (the "Base Indenture"), as supplemented by four (4) Supplemental Indentures thereto (and as further amended and supplemented from time to time, the "Indenture") between the Company, the Guarantors named therein and SunTrust Bank, as trustee (the "Trustee"). The Securities will be unconditionally guaranteed as to the payment of principal and interest (each a "Guarantee" and collectively, the "Guarantees") by the Guarantors. To the extent there are no additional Underwriters listed on Schedule I other than the Representatives, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

     1 Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company has filed with the Commission a registration statement on Form S-3, including a prospectus ("Registration Statement No. 333-81216"), for the registration under the Act of $250,000,000 aggregate amount of the Company's equity and debt securities described therein. Such registration statement has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. All but $103,067,500 aggregate amount of securities registered with the Commission under the Act pursuant to Registration Statement No. 333-81216 have been previously issued. A joint registration statement on Form S-3, including a prospectus ("Registration Statement No. 333-106909"), has also been filed by the Company together with certain of its subsidiaries named in such registration statement (the "Co-Registrants") for registration under the Act of (i) $600,000,000 aggregate amount of the Company's equity and debt securities described therein and (ii) $755,027,500 aggregate amount of the Co-Registrant's guarantees relating to the debt securities registered pursuant to such registration statement and pursuant to Registration Statement No. 333-81216. References herein to the term "Registration Statement" as of any given date shall mean Registration Statement No. 333-81216 and Registration Statement No. 333-106909, each as amended or supplemented to such date, including all documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 ("Incorporated Documents"). References herein to the term "Prospectus" as of any given date shall mean the combined prospectus forming a part of Registration Statement Nos. 333-81216 and 333-106909, as supplemented by a prospectus supplement relating to the Securities and the Guarantees proposed to be filed pursuant to Rule 424(b) of the general rules and regulations under the Act ("Rule 424"), and as further amended or supplemented as of such date (other than amendments or supplements relating to (i) securities other than the Securities or (ii) when referring to the Prospectus relating to a particular offering of the Securities, securities other than the Securities being offered on such date), including all Incorporated Documents. References herein to the term "Effective Date" shall be deemed to refer to the later of the time and date that Registration Statement Nos. 333-81216 or 333-106909 was declared effective and the time and date of the filing thereafter of the Company's most recent Annual Report on Form 10-K, if such filing is made prior to the Closing Date (as hereinafter defined). References herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference. The Company will next file with the Commission a Prospectus supplemented by a prospectus supplement relating to the Securities and the Guarantees in accordance with Rule 424. The Company has included in the Registration Statement, as of the Effective Date, all information required by the Act and the rules thereunder to be included therein. As filed, the Prospectus (together with any supplements thereto) shall contain all required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the Act and also currently meet the requirements in effect prior to October 21, 1992 for use of Form S-3.

          (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission. On the Effective Date, the Registration Statement did, and when the Prospectus is filed in accordance with Rule 424 and on the Closing Date (as defined herein), the Prospectus will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations promulgated thereunder; when amended or supplemented, the Registration Statement and the Prospectus will also so comply with such acts and rules; and the Indenture, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "TIA"). On the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; nor will it do so on the date of any amendment; and on the date of any filing pursuant to Rule 424 and on the Closing Date and any settlement date, the Prospectus (as it may be amended or supplemented) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus. The T-1 was filed with Registration Statement No. 333-106909; no stop order suspending the effectiveness of the T-1 is in effect and no proceedings for such purpose are pending before or to the Company's knowledge are threatened by the Commission.

          (c) Each of the Company and its Subsidiaries (which term, as used in this Agreement, includes direct and indirect subsidiaries that directly or indirectly own interests in real property or are actively engaged in the management of real property) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification except in any case in which the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole;

          (d) All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of each Subsidiary has been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

          (e) The Company's authorized equity capitalization is as set forth in the Prospectus as of the date or dates stated therein, and the Securities and the Guarantees will conform to the description thereof contained in the Prospectus.

          (f) The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture; and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Underwriters pursuant to this Agreement, the Securities will be valid and legally binding obligations of the Company entitled to the benefit of the Indenture and will be enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law) and (iii) the discretion of the court before which any proceeding therefor may be brought (clauses (i), (ii) and (iii) are collectively referred to as the "Enforceability Limitations"); the Indenture and Supplemental Indenture No. 4 thereto have been, and prior to the issuance of the Securities will be, duly qualified under the TIA, and will be duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations.

          (g) Each Guarantee has been duly authorized, executed and delivered by the applicable Guarantor and constitutes a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to the Enforceability Limitations.

          (h) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Material Federal Income Tax Considerations", "Description of Debt Securities" and "Risk Factors" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (i) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

          (j) The Company has operated, for all periods from and after January 1, 1995, and intends to continue to operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), including the taxable year in which sales of the Securities are to occur.

          (k) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as have been obtained under the Act, the TIA, real estate syndication laws and such as may be required under the rules of the National Association of Securities Dealers and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters in the manner contemplated herein and in the Prospectus and the Company and each Guarantor has full power and authority to authorize, issue and sell the Securities and Guarantees to be offered by it as contemplated by this Agreement and the Indenture.

          (m) Neither the Company nor any of its Subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those the failure to possess or own would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (n) Neither the execution or delivery of this Agreement or the Indenture, the issue and sale of the Securities and the Guarantees nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to,
     (i) the charter or articles or certificate of formation, bylaws, partnership agreement, limited liability company agreement or other organizational documents of the Company or any of its Subsidiaries, (ii) except as set forth in the Prospectus, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject where such conflict, breach or violation would have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties where such conflict, breach or violation would have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole.

          (o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those listed on Schedule 1(o), all of which have been effectively waived or are inapplicable to the offering hereby, and those pursuant to the Registration Rights Agreement, dated January 1, 1999, by and between William L. Mack, David Mack, Earle Mack, Frederic Mack, and Robert A. Elkins, doing business as Frankline Development Co., and the Company.

          (p) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial information and data included in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

          (q) The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

          (r) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby or in a supplement filed with the Commission prior to the Execution Time, (A) there has been no material adverse change, in the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions or acquisitions entered into by the Company or any of its Subsidiaries other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company's common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (s) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the Execution Time, the Closing Date or during the period specified in Section 5(b), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (t) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties, the ultimate determination of which would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (u) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or articles or certificate of formation, bylaws, partnership agreement, limited liability company agreement or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
     (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable except in the cases of clause (ii) or (iii) for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole.

          (v) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (w) Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable fee simple title to or leasehold title in all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole; except as disclosed in the Prospectus, no tenant under any lease to which the Company or any Subsidiary lease any portion of its property is in default under such lease, except in any case where such default would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole; each of the properties of any of the Company or its Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a material adverse effect on the condition (financial or otherwise), operations, prospects or earnings of the Company and its Subsidiaries or their properties, taken as a whole, and neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or its Subsidiaries except in any case where such action or proceeding would not have a material adverse effect on the condition (financial or otherwise), operations, prospects or earnings of the Company and its Subsidiaries or their properties, taken as a whole.

          (x) Title insurance in favor of the Company and its Subsidiaries is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole.

          (y) The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any Subsidiary, nor does any of the Company or its Subsidiaries hold a participating interest therein, (ii) except as set forth in the Prospectus are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company or any of the Subsidiaries.

          (z) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company and the Guarantors or sale by the Company and the Guarantors of the Securities and the Guarantees.

          (aa) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (bb) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the condition (financial or otherwise), prospects, earnings or business of the Company and its Subsidiaries or their properties, taken as a whole.

          (cc) The Company, each of its Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective properties, businesses, assets, employees, officers and directors are in full force and effect, except for the failure to insure or lapses in policies which would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole.

          (dd) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (ee) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ff) The Company has established and maintains the following, among other, internal controls (without duplication): (i) a system of "internal accounting controls" as contemplated in Section 13(b)(2)(B) of the Exchange Act ("Accounting Controls"), the effectiveness of which are evaluated by the Company's senior management on a regular basis, and (ii) "disclosure controls and procedures" as such term is defined in Rule 13a-15(e) under the Exchange Act ("Disclosure Controls"), the effectiveness of which is evaluated by the Company's senior management on a quarterly basis. To the knowledge of the Company, the Disclosure Controls are effective at a reasonable assurance level to perform the functions for which they were designed and established. Based on the most recent evaluation of the Company's internal controls over financial reporting, all significant deficiencies and material weaknesses in the design or operation of the internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data required to be disclosed by the Company in its Exchange Act reports within the time periods specified in the Exchange Act, and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal controls over financial reporting have been reported to the Company's auditors and the audit committee of the board of directors.

          (gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (hh) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and Hazardous Materials (as defined herein), including, but not limited to the generation, recycling, reuse, sale, storage, handling, transport and disposal of Hazardous Materials (collectively, "Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable

     Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Materials, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under any Environmental Laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (ii) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (jj) The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of an Underwriter except as set forth on Schedule I and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any such affiliate except as set forth in the Prospectus.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities and Guarantees set forth opposite such Underwriter's name in Schedule I hereto at a purchase price of 99.275% of such principal amount.

     3. Delivery and Payment. Delivery of and payment for the Securities and the Guarantees shall be made at 5:00 P.M., New York City time, on March 26, 2004, or at such time on such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities and Guarantees shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds. Delivery of the Securities and the Guarantees shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering By Underwriters. The Company understands that the several Underwriters propose to offer the Securities and Guarantees for sale to the public as set forth in the Prospectus.

     5. Agreements. The Company and each Guarantor agrees with the several Underwriters that:

          (a) The Company will use its best efforts to file any amendment to the Registration Statement necessary in connection with the offer and sale of the Securities and the Guarantees. Prior to the termination of the offering of the Securities and the Guarantees, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities and the Guarantees, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities and the Guarantees for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities and the Guarantees is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act or the TIA, or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
     (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) The Company will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in relation to, any debt securities issued or guaranteed by the Company (other than the Offered Securities) or publicly announce an intention to effect any such transaction, until the first day following the Closing Date; provided that nothing herein shall prevent the Company from establishing or increasing put equivalent positions or liquidating or decreasing call equivalent positions in the securities of the Company pursuant to the Company's risk management policies and procedures as currently in effect.

          (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will use its best efforts to so furnish the Prospectus on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (f) The Company will arrange, if necessary, for the qualification of the Securities and the Guarantees for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and the Guarantees and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities and the Guarantees, in any jurisdiction where it is not now so subject.

          (g) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Securities are to occur.

          (h) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act in connection with sales of the Securities and the Guarantees, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time period prescribed by the Exchange Act.

          (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and the Guarantees.

          (j) The Company will use the net proceeds from the sale of Securities and the Guarantees in the manner specified in the form of the prospectus supplement previously furnished to the Representatives.

          (k) The Company will take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Securities and the Guarantees.

          (l) Each Guarantor will provide such cooperation as the Company may require in fulfilling the foregoing obligations of this Section 5.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities and the Guarantees shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Execution Time and the Closing Date to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

          (a) The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Greenberg Traurig, P.A., Venable LLP and Holland & Knight LLP, each counsel for the Company and the Guarantors, to have furnished to the Representatives the opinions, dated the Closing Date and addressed to the Representatives and reasonably satisfactory in form and substance to counsel for the Underwriters, to the effect that:

               (i) each of the Company and the Subsidiaries which directly or indirectly holds real property (whether by fee ownership or lease) for the purpose of leasing to third parties is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or formed, with full corporate, partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; notwithstanding the foregoing, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of Florida, Georgia and Texas;

               (ii) all the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of each Subsidiary which directly or indirectly holds real property (whether by fee ownership or lease) for the purpose of leasing to third parties have been duly authorized and validly issued and are fully paid and nonassessable, as applicable, and except as described in the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of such Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries;

               (iii) the Company's authorized equity capitalization is as set forth in the Prospectus and the Securities and the Guarantees will conform to the descriptions thereof contained in the Prospectus;

               (iv) the Securities have been duly and validly authorized, and, when issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Underwriters pursuant to this Agreement, such Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided for in the Indenture and will be enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations;

               (v) each Guarantee has been duly authorized, executed and delivered by the applicable Guarantor and constitutes a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to the Enforceability Limitations;

               (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

               (vii) the statements included or incorporated by reference in the Prospectus under the captions "Material Federal Income Tax Considerations", "Description of Debt Securities", "Description of the Notes and Guarantees" and "Risk Factors" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;

               (viii) the Registration Statement has become effective under the Act; the Indenture has been qualified under the TIA; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the Commission and the Registration Statement as of its filing date and effective date and the Prospectus as of its filing date and as of its date (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and the Company satisfies all conditions and requirements for the filing of the Registration Statement on Form S-3 under the Act; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date, the Execution Time and on the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, those parts of the Registration Statement that constitutes the statements of Eligibility on Form T-1, and statements with respect to the DTC Information, as to which such counsel need express no opinion); and the

          Indenture, on the date of filing thereof with the Commission and at the Closing Date conformed or will conform in all material respects with the requirements of the TIA;

               (ix) this Agreement has been duly authorized, executed and delivered by the Company;

               (x) the Indenture has been duly and validly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Limitations;

               (xi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (xii) commencing with the Company's taxable year beginning January 1, 1995, the Company has been organized in conformity with the requirements of the Code for qualification as a "real estate investment trust" for United States federal income tax purposes and its method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a "real estate investment trust" under the Code;

               (xiii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company and the Guarantors of the transactions contemplated herein, except such as have been obtained under the Act or the TIA, real estate syndication laws and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; provided, however, that no opinion shall be required with respect to real estate syndication or blue sky laws;

               (xiv) except as set forth in the Prospectus, neither the issue and sale of the Securities by the Company and the Guarantees by the Guarantors, the execution and delivery of this Agreement and the Indenture by the Company and the Guarantors, the consummation by the Company and the Guarantors of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (a) the charter or by-laws of the Company or its Subsidiaries, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or its Subsidiaries is a party or bound or to which its or their property is subject, or (c) any statute, law, rule, regulation, or any judgment, order or decree known to such counsel applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties; and

               (xv) to such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those which have been effectively waived.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Maryland, Florida, Texas, Georgia, Arizona and Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Representatives shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company and each Guarantor shall have furnished to the Representatives a certificate of the Company, signed by its Chairman of the Board or the President and its principal financial or accounting officer, dated the Closing Date to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                    (i) the representations and warranties of the Company and
               each Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or settlement date;

                    (ii) no stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules of the Company and those of IRT Property Company included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and each of the compensation committee, executive committee and audit and review committee of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

                    (1) there were any changes, at a specified date not more
               than five days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or capital stock of the Company or decreases in the net assets or stockholders' equity of the Company as compared with the amounts shown on the December 31, 2003 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from January 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter or the corresponding period in the prior year in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                    (2) the information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth or incorporated by reference in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)(ii)(2) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities and the Guarantees as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (h) The Company shall have caused Deloitte & Touche LLP, as the case may be, to have delivered to the Representatives at the Closing Date all accounting information specified in Section 6(e) above to the extent not delivered at Execution Time.

          (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Securities or any other debt securities of the Company by any Rating Agency nor shall any notice have been given to the Company of (i) any intended or potential downgrading by any Rating Agency in such securities or (ii) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Alston & Bird LLP, counsel for the Underwriters, at 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604, on the Closing Date.

     7. Expenses.

          (a) If the sale of the Securities and the Guarantees provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          (b) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:

               (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus and each amendment or supplement to any of them;

               (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities;

               (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and the Guarantees;

               (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Guarantees;

               (v) the registration or qualification of the Securities and the Guarantees for offer and sale under the laws of any jurisdiction as provided in Section 5(e) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification);

               (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities and the Guarantees;

               (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

               (ix) the fees charged by the Rating Agencies for the rating of the Securities and the Guarantees at the request of the Company.

               (x) the costs and expenses of the Trustee under the Indenture.

     8. Indemnification and Contribution.

          (a) The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where (w) the Company had previously furnished copies of a later Prospectus to the Representatives in accordance with this Agreement, (x) delivery of such later Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in such later Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of sale of such securities to such person, a copy of such later Prospectus. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each Guarantor, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.


          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify such indemnifying party (and in cases where any Guarantor is an indemnifying party, the Company) in writing of the commencement thereof; but the failure so to notify any indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by such indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve such indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. Each indemnifying party shall be entitled to appoint counsel of an indemnifying party's choice at the expense of such indemnifying party to represent the indemnified party in any action for which indemnification is sought (in which case each indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding an indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and each indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by such indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and such indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
     (iii) such indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) such indemnifying party (or in the case where a Guarantor is an indemnifying party, the Company) shall authorize the indemnified party to employ separate counsel at the expense of each indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company and any Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company and any Guarantor who shall have signed the Registration Statement and each director of the Company and each Guarantor shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities and Guarantees agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities and Guarantees set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities and Guarantees set forth opposite the names of all the remaining Underwriters) the Securities and Guarantees which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities and Guarantees which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities and Guarantees set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities and Guarantees, and if such nondefaulting Underwriters do not purchase all the Securities and Guarantees, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any major disruption of settlements of securities or clearance services in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities and the Guarantees as contemplated by the Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and each Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities and the Guarantees. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives at the address set forth on Schedule I and confirmed to the Representatives at the address set forth on Schedule I; or, if sent to the Company or any Guarantor, will be mailed, delivered or telefaxed to Equity One, Inc., 1696 N.E. Miami Gardens Drive, North Miami Beach, FL 33179, (fax no. (305) 947-1734) and confirmed to it at Equity One, Inc., 1696 N.E. Miami Gardens Drive, North Miami Beach, FL 33179, attention: Howard Sipzner, Executive Vice President and Chief Financial Officer.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Agreement" shall mean this Underwriting Agreement between the Company, the Guarantors and the Underwriters dated March 23, 2004.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or in the City of Atlanta.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Rating Agencies" shall mean Moody's Investors Service, Inc. and Standard & Poor's Rating Services.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                    Very truly yours,

                                    Equity One, Inc.

                                    By: /s/ Howard M. Sipzner
                                        -------------------------------
                                        Howard M. Sipzner
                                        Executive Vice President and
                                        Chief Financial Officer

                                    GUARANTORS

                                    Bandera Festival GP, LLC
                                    Beechnut Centre Corp.
                                    Benbrook Centre Corp.
                                    Bend Shopping Centre Corp.
                                    Cashmere Developments, Inc.
                                    Centerfund (US), LLC
                                    Centrefund Acquisition (Texas) Corp.
                                    Centrefund Acquisition Corp.
                                    Centrefund Development (Gainesville), LLC
                                    Centrefund Realty (U.S.) Corporation
                                    Colony GP, LLC
                                    Copperfield Crossing, Inc.
                                    Eastbelt Centre Corp.
                                    Equity (Landing) Inc.
                                    Equity One (147) Inc.
                                    Equity One (Alpha) Corp.
                                    Equity One (Atlantic Village) Inc.
                                    Equity One (Beauclerc) Inc.
                                    Equity One (Beta) Inc.
                                    Equity One (Commonwealth) Inc.
                                    Equity One Construction Inc.
                                    Equity One (Coral Way) Inc.
                                    Equity One (Delta) Inc.



                                    By: /s/ Howard M. Sipzner
                                        -------------------------------
                                        Howard M. Sipzner
                                        Vice President and Treasurer

                                    Equity One (El Novillo) Inc.
                                    Equity One (Eustis Square) Inc.
                                    Equity One (Forest Edge) Inc.
                                    Equity One (Forest Village Phase II) Inc.
                                    Equity One (Gamma) Inc.
                                    Equity One (Lantana) Inc.
                                    Equity One (Losco) Inc.
                                    Equity One (Mandarin) Inc.
                                    Equity One (Monument) Inc.
                                    Equity One (North Port) Inc.
                                    Equity One (Oak Hill) Inc.
                                    Equity One (Olive) Inc.
                                    Equity One (Point Royale) Inc.
                                    Equity One (Sky Lake) Inc.
                                    Equity One (Summerlin) Inc.
                                    Equity One (Walden Woods) Inc.
                                    Equity One (West Lake) Inc.
                                    Equity One Acquisition Corp.
                                    Equity One (Clematis) LLC
                                    Equity One Properties, Inc.
                                    Equity One Realty & Management Texas, Inc.
                                    Equity One Realty & Management FL, Inc.
                                    Equity Texas Properties, LLC
                                    FC Market GP, LLC
                                    Florida Del Rey Holdings II, Inc.
                                    Forrestwood Equity Partners GP, LLC
                                    Garland & Barns, LLC
                                    Garland & Jupiter, LLC
                                    Gazit (Meridian) Inc.
                                    Grogan Centre Corp.
                                    Harbor Barker Cypress GP, LLC
                                    Hedwig GP, LLC
                                    Homestead Market Center, Inc.
                                    IRT Alabama, Inc.
                                    IRT Capital Corporation II
                                    IRT Management Company
                                    KirkBiss GP, LLC
                                    Leesburg DrugStore, LLC
                                    Mariner Outparcel, Inc.
                                    Mason Park GP, LLC
                                    McMinn Holdings, Inc.
                                    North Kingwood Centre Corp.
                                    Oakbrook Square Shopping Center Corp.
                                    Parcel F, LLC
                                    Plymouth South Acquisition Corp.


                                    By: /s/ Howard M. Sipzner
                                        -------------------------------
                                        Howard M. Sipzner
                                        Vice President and Treasurer

                                    Prosperity Shopping Center Corp.
                                    PSL Developments, Inc.
                                    Ryanwood Shopping Center, L.L.C.
                                    SA Blanco Village Partners GP, LLC
                                    Salerno Village Shopping Center, LLC
                                    Shoppes at Jonathan's Landing, Inc.
                                    Shoppes at Westbury Shopping Center, Inc.
                                    South Kingwood Centre Corp.
                                    Spring Shadows GP, LLC
                                    St. Charles Outparcel, Inc.
                                    Steeplechase Centre Corp.
                                    Southwest 19 Northern, Inc.
                                    Texas Equity Holdings, LLC
                                    The Harbour Center, Inc.
                                    The Meadows Shopping Center, LLC
                                    The Shoppes of Eastwood, LLC
                                    UIRT GP, L.L.C.
                                    UIRT I - Centennial, Inc.
                                    UIRT LP, L.L.C.
                                    UIRT-Northwest Crossing Inc.
                                    Wickham DrugStore, LLC
                                    Wimbledon Center Corp.
                                    Wurzbach Centre, LLC


                                    By: /s/ Howard M. Sipzner
                                        -------------------------------
                                        Howard M. Sipzner
                                        Vice President and Treasurer


                                    Bandera Festival Partners, LP

                                      By: Bandera Festival GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    BC Centre Partners, LP

                                      By: Harbour Barker Cypress GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer

                                    Beechnut Centre I L.P.

                                      By: Beechnut Centre Corp.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Bend Shopping Centre I L.P.

                                      By:  Bend Shopping Centre Corp.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Eastbelt Centre I L.P.

                                      By: Eastbelt Centre Corp.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    FC Market Partners, LP

                                      By: FC Market GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Grogan Centre I L.P.

                                      By: Grogan Centre Corp.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer

                                    Hedwig Partners, LP

                                      By:  Hedwig GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer

                                    IRT Partners LP

                                      By: Equity One, Inc.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Kirkwood - Bissonnet Partners, LP

                                      By: KirkBiss GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Mason Park Partners, LP

                                      By: Mason Park GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Park Northern/Centennial Partners, L.P.

                                      By:  UIRT I - Centennial, Inc.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    SA Blanco Village Partners, LP

                                      By: SA Blanco Village Partners GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer

                                    Steeplechase Centre I L.P.

                                      By: Steeplechase Centre Corp.

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Texas CP Land, LP

                                      By:  Colony GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    Texas Spring Shadows Partners, LP

                                      By: Spring Shadows GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer


                                    UIRT, Ltd.

                                      By:  UIRT GP, LLC

                                           By: /s/ Howard M. Sipzner
                                           -------------------------------
                                           Howard M. Sipzner
                                           Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston LLC

By:      /s/ Eric Anderson
         -----------------------------------
Name:    Eric Anderson
Title:   Managing Director


Deutsche Bank Securities Inc.

By:     /s/ Edward Casey
        ------------------------------------
Name:   Edward Casey
Title:  Managing Director

By:     /s/ Eric Dobi
        ------------------------------------
Name:   Eric Dobi
Title:  Director


J.P. Morgan Securities Inc.

By:      /s/ Stephen L. Sheiner
         -----------------------------------
Name:    Stephen L. Sheiner
Title:   Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.


                                   SCHEDULE I

                                                                                        Principal Amount
                                                                                               of
Name of Underwriter                         Nature of Lending Relationship              Securities and Guarantees
-------------------                         ------------------------------              -------------------------
BB&T Capital Markets, a division                                                                $4,660,000
 of Scott & Stringfellow, Inc.

Banc One Capital Markets, Inc.              A participant in the Company's                      $4,660,000
                                            unsecured revolving credit facility.

Bear, Stearns & Co. Inc.                                                                        $4,660,000

Credit Suisse First Boston LLC,                                                                 $48,000,000
 a Representative

Deutsche Bank Securities Inc.,              A participant in the Company's                      $62,060,000
 a Representative                           unsecured revolving credit facility.


J.P. Morgan Securities Inc.,                                                                    $48,000,000
 a Representative

McDonald Investments Inc.                   A participant in the Company's                      $4,660,000
                                            unsecured revolving credit facility

PNC Capital Markets, Inc.                   A participant in the Company's                      $4,660,000
                                            unsecured revolving credit facility

SouthTrust Securities                       A participant in the Company's                      $4,660,000
                                            unsecured revolving credit facility

SunTrust Capital Markets, Inc.              A participant in the Company's                      $4,660,000
                                            unsecured revolving credit facility

UBS Securities LLC                                                                              $4,660,000

Wells Fargo Brokerage Services, LLC         Representatives of the participants                 $4,660,000
                                            in the Company's
                                            unsecured revolving credit facility


                                  SCHEDULE 1(o)


                     LIST OF REGISTRATION RIGHTS AGREEMENTS

1. Registration Rights Agreement dated October 28, 2002 among Equity One, Inc., Silver Maple (2001), Inc., M.G.N. (USA), Inc. and A-H Investments US, L.P.

2. Amended and Restated Employment Agreement effective as of January 1, 2002, between Equity One, Inc. and Chaim Katzman.

3. Amended and Restated Employment Agreement effective as of January 1, 2002, between Equity One, Inc. and Doron Valero.

4. Stock Exchange Agreement dated May 18, 2001 among Equity One, Inc., First Capital Realty, Inc. (formerly Centrefund Realty Corporation) and First Capital America Holding Corp, as amended by the consent dated July 26, 2001 to the Assignment and Assumption Agreement dated July 26, 2001 among First Capital, First Capital Holding, Ficus, Inc. and Silver Maple (2001), Inc.

5. Subscription Agreement dated October 4, 2000 between Equity One, Inc. and Alony Hetz Properties & Investments, Ltd.

6. Registration Rights Agreement dated January 1, 1996 among Equity One, Inc., Chaim Katzman, Gazit Holdings, Inc., Dan Overseas Limited, M.G.N. Oil & Gas Resources, Ltd., Eli Macaby, Doron Valero and David Voolkan.

7. Settlement Agreement dated March 6, 1998 among Gazit, Inc., Danbar Resources Ltd. and Dan Overseas.

8. Investment Contract dated May 21, 1996 between Gazit-Globe (1982) Ltd., Dan Overseas, Gazit (1995), Inc., Equity One, Inc. and M.G.N. (USA), Inc.

9. Registration Rights Agreement dated December 1998 by and between Mack Affiliates and Robert A. Elkins, doing business as Frankline Development Co., L.L.C., and Equity One, Inc.